UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2025

CABALETTA BIO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39103	82-1685768
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 Arch Street Suite 600
Philadelphia, Pennsylvania	19104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (267) 759-3100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	CABA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 11, 2025, Cabaletta Bio, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, TD Securities (USA) LLC and Cantor Fitzgerald & Co. (collectively, the “Underwriters”), relating to an underwritten offering (the “Offering”) of (i) 39,200,000 shares (the “Shares”) of the Company’s common stock, $0.00001 par value per share (the “Common Stock”), (ii) in lieu of Common Stock to certain investors, pre-funded warrants to purchase an aggregate of 10,800,000 shares of Common Stock (the “Pre-Funded Warrants”) and (iii) accompanying warrants to purchase an aggregate of 50,000,000 shares of Common Stock (or pre-funded warrants in lieu thereof) (the “Common Stock Warrants,” and together with the “Pre-Funded Warrants,” the “Warrants”, and the Common Stock issuable upon exercise of the Warrants, the “Warrant Shares”). Cabaletta also granted the underwriters a 30-day option to purchase up to an additional 15,000,000 shares of common stock and/or warrants at the public offering price, less underwriting discounts and commissions. All of the Shares and the Warrants in the Offering were sold by the Company. The Common Stock and Pre-Funded Warrants were sold in combination with an accompanying Common Stock Warrant to purchase one share of Common Stock (or a pre-funded warrant in lieu thereof) for each share of Common Stock or Pre-Funded Warrant sold. Each Share was offered and sold together with an accompanying Common Stock Warrant at a combined offering price of $2.00, and each Pre-Funded Warrant was offered and sold together with an accompanying Common Stock Warrant at a combined offering price of $1.99999, which is equal to the combined offering price per share of Common Stock and accompanying Common Stock Warrant less the $0.00001 exercise price of each Pre-Funded Warrant. The offering is expected to close on June 12, 2025, subject to customary closing conditions.

Each Pre-Funded Warrant has an initial exercise price per share of $0.00001, subject to certain adjustments. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. Each Common Stock Warrant has an initial exercise price per share of $2.50, subject to certain adjustments. The Common Stock Warrants are immediately exercisable from the date of issuance and will expire fifteen months from the date of issuance.

Under the Warrants, the Company may not effect the exercise of any Warrant, and a holder will not be entitled to exercise any portion of any Warrant (i) if immediately prior to the exercise, holder (together with its affiliates), beneficially own an aggregate number of shares of Common Stock greater than 4.5%, 4.99% or 9.99%, as applicable (the “Maximum Percentage”) of the total number of issued and outstanding shares of Common Stock of the Company without taking into account any Warrant Shares, or (ii) to the extent that immediately following the exercise, holder (together with its affiliates) would beneficially own in excess of the Maximum Percentage of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of such shares of Common Stock, which such percentage may be changed at the holder’s election to a higher or lower percentage not in excess of 19.99% upon 61 days’ notice to the Company.

The Common Stock Warrants include certain rights upon “fundamental transactions” as described in the Common Stock Warrants, including the right of the holders thereof to receive from the Company or a successor entity the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of Common Stock in such fundamental transaction in the amount of the Black Scholes Value (as described in such Common Stock Warrants) of the unexercised portion of the applicable Common Stock Warrants on the date of the consummation of such fundamental transaction.

The Company estimates that the net proceeds from the Offering will be approximately $94.0 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, or $108.1 million, if the underwriters exercise their option in full.

The Shares and the Warrants were issued pursuant to a shelf registration statement on Form S-3 (File No. 333-278126), as amended by that certain Post-Effective Amendment No. 1 to Form S-3 (No. 333-278126) and that certain Post-Effective Amendment No. 2 to Form S-3 (No. 333-278126), as filed with the U.S. Securities and Exchange Commission (“SEC”) on March 31, 2025 and declared effective on March 31, 2025. A prospectus supplement relating to the Offering has been filed with the SEC dated June 11, 2025 and a final prospectus supplement dated June 11, 2025.

The Underwriting Agreement contains customary representations, warranties, covenants, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and other obligations of the parties. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The foregoing is only a brief description of the terms of the Underwriting Agreement, does not purport to be a complete statement of the rights and obligations of the parties under the Underwriting Agreement and the transactions contemplated thereby, and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing is only a brief description of the terms of the form of Warrants, does not purport to be a complete statement of the rights and obligations of the parties thereto and the transactions contemplated thereby, and is qualified in its entirety by reference to the form of Pre-Funded Warrant and form of Common Stock Warrant that are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

A copy of the legal opinion of Goodwin Procter LLP relating to the issuance and sale of the Shares and the Warrants in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 8.01	Other Events.

The full text of the press release announcing the pricing of the underwritten offering on June 11, 2025 is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The Company currently intends to use the net proceeds from the offering, together with its existing cash and cash equivalents, primarily to fund the expanded clinical development of rese-cel in multiple indications including the initiation of potentially registrational studies, and to further advance its manufacturing capabilities in preparation for late-stage clinical trials and commercial readiness for rese-cel, in addition to working capital and general corporate purposes. Based upon the Company’s current operating plan, the Company believes that the net proceeds from the offering, excluding any exercise of the underwriters’ option, together with the Company’s existing cash and cash equivalents, will enable it to fund its operating expenses and capital expenditure requirements into the second half of 2026.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

1.1*	Underwriting Agreement, dated June 11, 2025, between Cabaletta Bio, Inc. and Jefferies LLC, TD Securities (USA) LLC and Cantor Fitzgerald & Co. as representatives of the several underwriters named therein.

4.1	Form of Pre-Funded Warrant.

4.2	Form of Common Stock Warrant.

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

99.1	Press Release dated June 11, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABALETTA BIO, INC.

Date: June 12, 2025	By:	/s/ Steven Nichtberger
Steven Nichtberger
Chief Executive Officer and President (Principal Executive Officer)